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                            DEALER MANAGERS AGREEMENT



                                                                 January -, 2002




Goldman, Sachs & Co.,
As Dealer Managers,
85 Broad Street,
New York, New York  10004.


Ladies and Gentlemen:

                  Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Offeror"), plans to make offers to exchange the outstanding 6.50% Notes due April 15, 2003, 6.75% Notes due April 15, 2005, 6.95% Notes due April 15, 2008, 7.375% Notes due April 15, 2018, 9.125% Notes due December 15, 2003 and 9.50% Notes due December 15, 2008 (collectively, the "R&B Falcon Notes"), of R&B Falcon Corporation, a Delaware corporation ("R&B Falcon"), for newly issued 6.50% Notes due April 15, 2003, 6.75% Notes due April 15, 2005, 6.95% Notes due April 15, 2008, 7.375% Notes due April 15, 2018, 9.125% Notes due December 15, 2003 and 9.50% Notes due December 15, 2008, respectively, of the Offeror (collectively, the "Offeror Notes"), and engage in a related solicitation of consents from holders of R&B Falcon Notes to proposed amendments to the indentures under which the R&B Falcon Notes were issued (the "R&B Falcon Indentures") (such offers and consent solicitations, as they may be amended or supplemented from time to time, the "Exchange Offers"), upon the terms


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and subject to the conditions set forth in the exchange offer and consent solicitation materials (collectively, the "Exchange Offer Material"), copies of which have been delivered to you, namely:

                  (a) The Registration Statement (as defined in Section 4(a) hereof);

                  (b)   The Prospectus (as defined in Section 4(a) hereof);

                  (c) The form of Letter of Transmittal and Consent (the "Letter of Transmittal") to be used by holders to tender R&B Falcon Notes and grant consents pursuant to the Exchange Offers;

                  (d) The form of letter, dated the date hereof, from you to brokers, securities dealers, commercial banks, trust companies and nominees;

                  (e) The form of press release, dated the date hereof, relating to the Exchange Offers; and

                  (f) The form of letter, dated the date hereof, to holders of R&B Falcon Notes relating to the Exchange Offer.

                  The Offeror hereby appoints you as the Dealer Managers in connection with the Exchange Offers and authorizes you to act on its behalf in accordance with this letter agreement and the terms of the Exchange Offer Material, which Exchange Offer Material has been prepared or approved by the Offeror. Each of the Registration Statement and the Prospectus has been or will be filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively,

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the "Act"). You and any other broker or securities dealer or any commercial bank or trust company are authorized to use the Exchange Offer Material in connection with the solicitation of tenders along with such other offering materials and information as the Offeror may prepare or approve ("Other Material"). You agree to furnish no other written material to holders in connection with the Exchange Offers. You further agree to be regarded as the broker-dealers that are making the Exchange Offers on behalf of the Offeror to holders and beneficial owners of R&B Falcon Notes in any states of the United States in which it is required that such offers be made by or through a registered or licensed broker-dealer, and you represent that you are registered or licensed in each of such states. It is understood that nothing in this letter agreement nor the nature of your services shall be deemed to create a fiduciary or agency relationship between you on the one hand, and the Offeror on the other hand.

                  1. Mailing of Exchange Offer Material. The Offeror shall cause to be delivered to each registered holder of any R&B Falcon Notes, to each participant in the Depository Trust Company ("DTC") appearing in the most recent available DTC securities position listing as a holder of R&B Falcon Notes and to each Non Objecting Beneficial Owner ("NOBO") appearing in the most recent available NOBO list as an owner of R&B Falcon Notes (each such registered holder, participant or owner, a "Registered or Beneficial Owner"), as soon as practicable, copies of appropriate Exchange Offer Material and Other Material. Thereafter, to the extent practicable until the expiration of the Exchange Offers, the Offeror shall use its best efforts to cause copies of such material to be mailed to each person who becomes a Registered or Beneficial Owner of R&B Falcon Notes.


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                  2. Solicitation of Tenders and Consents.

                  (a) As Dealer Managers, you agree, in accordance with your customary practice, to perform in connection with the Exchange Offers those services that are customarily performed by investment banking concerns in connection with similar offers, including to use your reasonable best efforts to solicit tenders of R&B Falcon Notes and consents pursuant to the Exchange Offers. The performance by you of such services shall commence on the date of the mailing (the "Commencement Date") of the Prospectus, the Letter of Transmittal and related cover letters and documents to each holder of R&B Falcon Notes. Neither you nor any of your affiliates, partners, directors, officers, agents, employees or controlling persons (if any) shall have any liability to the Offeror or any other person for any act or omission on the part of any securities broker or dealer (other than yourselves), commercial bank or trust company that solicits tenders or consents, and neither you nor any of such persons or entities referred to above shall have any liability, based on your or their exclusive or contributory negligence or otherwise, to the Offeror or any person asserting claims on behalf of or in right of the Offeror in connection with or as a result of either your engagement or any matter referred to in this letter agreement, except to the extent that such liability results from your gross negligence or bad faith in performing the services that are the subject of this letter agreement. In soliciting tenders and consents, no securities broker or dealer (other than yourselves), commercial bank or trust company shall be deemed to act as your agent or the agent of the Offeror, and you, as Dealer Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company.

                  (b) The Offeror shall prepare the Prospectus in a form approved by you and timely file such Prospectus with the Commission following its preparation. The Offeror shall not make any amendment or supplement to the Registration Statement or

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Prospectus which shall be disapproved by you promptly after reasonable notice.
The Offeror shall advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Offeror with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") subsequent to the date of the Prospectus and for as long as the delivery of a prospectus is required in connection with the offering or sale of the Offeror Notes; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Offeror Notes for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; provided that in connection therewith the Offeror shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction unless such qualification or filing is required for the consummation of the transactions contemplated by this letter agreement and in the Exchange Offer Material.

                  (c) The Offeror agrees to furnish to you as many copies as you may reasonably request of the Exchange Offer Material and Other Material, including the

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Prospectus, in final form for use by you in connection with the Exchange Offers.
Except as contemplated by Section 2(m), the Offeror shall not amend or supplement the Exchange Offer Material, or prepare or approve any Other Material for use in connection with the Exchange Offers, without your consent, which consent shall not be unreasonably withheld.

                  (d) If the delivery of a prospectus is required at any time in connection with the offering and sale of the Offeror Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered, not misleading, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Offeror agrees to notify you and upon your request to file such document and to prepare and furnish without charge to you as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

                  (e) The Offeror shall promptly from time to time take such action as you may reasonably request to qualify the Offeror Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Offeror Notes; provided that in connection therewith the Offeror shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

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                  (f) The Offeror agrees to furnish to you, from time to time upon your request, to the extent the same can be obtained by the Offeror, cards or lists or copies thereof showing the names and addresses of, and principal amount of each series of R&B Falcon Notes held by, the Registered or Beneficial Owners of R&B Falcon Notes as of a recent date. You agree to use such information only in connection with the Exchange Offers and not to furnish such information to any other person except in connection with the Exchange Offers.

                  (g) The Offeror shall arrange for the Exchange Agent named in the Prospectus orally to inform you during each business day during the Exchange Offers (to be followed on a daily basis by written confirmation) as to the principal amount of each series of R&B Falcon Notes that have been tendered pursuant to the Exchange Offers during the interval since its previous daily report to you under this provision.

                  (h) The Offeror shall arrange for the Information Agent named in the Prospectus to advise you as to such matters relating to the Exchange Offers as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

                  (i) During a period of three years from the effective date of the Registration Statement, the Offeror shall furnish to you all such information concerning the business and financial condition of the Offeror as you may from time to time reasonably request.

                  (j) The Offeror shall make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Offeror and its subsidiaries (which need not be audited)

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complying with Section 11(a) of the Act (including, at the Offeror's option,
Rule 158 thereunder).

                  (k) The Offeror shall advise you promptly of the occurrence of any event which could cause the Offeror to withdraw, rescind or modify any or all of the Exchange Offers and of any litigation or governmental action with respect to any or all of the Exchange Offers.

                  (l) Neither the Offeror nor any entity controlled, directly or indirectly, by the Offeror has taken, or shall take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Offeror to facilitate the sale or resale of Offeror Notes in connection with any or all of the Exchange Offers.

                  (m) In the event that not all of the conditions precedent required to be satisfied or waived pursuant to Section 5 hereof on the date on which R&B Falcon Notes of any series are accepted for exchange (each, an "Acceptance Date") are so satisfied or waived, the Offeror shall not accept any R&B Falcon Notes for exchange unless and until (i) a post-effective amendment to the Registration Statement, disclosing in a form reasonably satisfactory to you, that Goldman, Sachs & Co. ("Goldman Sachs") are no longer acting as Dealer Managers or performing other services related to the Exchange Offers, has been filed by the Offeror with the Commission and (ii) a period of at least 10 business days has expired from the date of such filing.

                  (n) The Offeror acknowledges that (i) you are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services and (ii) in the ordinary course of your trading and brokerage activities, you or your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for your or their own account or

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the account of customers, in debt or equity securities of the Offeror or any other company that may be involved in the Exchange Offers.

                  3. Compensation and Expenses.

                  (a) The Offeror shall pay to you, as compensation for your services to the Offeror hereunder, a fee equal to: (i) if the Consent Condition (as defined in the Prospectus) is satisfied with respect to all six series and each of the Exchange Offers is completed, 0.002 (i.e., 20 basis points) times the aggregate principal amount of such series held at commencement by persons or entities not affiliated with the Offeror (regardless of the principal amount thereof that is tendered or accepted for exchange); provided that, if Goldman Sachs cease to act as Dealer Managers under the circumstances contemplated by
Section 2(m) hereof, Goldman Sachs shall not be entitled to any fee under this clause (i); or (ii) if the Consent Condition is not satisfied with respect to all six series or any of the Exchange Offers is not completed, 0.002 (i.e., 20 basis points) times the aggregate principal amount of R&B Falcon Notes of any series tendered and accepted for exchange by the Offeror pursuant to the applicable Exchange Offer; provided that, if Goldman Sachs cease to act as Dealer Managers under the circumstances contemplated by Section 2(m) hereof, Goldman Sachs shall not be entitled to any fee under this clause (ii).

                  (b) Whether or not any R&B Falcon Notes are acquired or consents are obtained pursuant to the Exchange Offers, the Offeror shall pay all expenses incident to the performance of the Offeror's obligations hereunder and under the Exchange Offers, including, without limiting the generality of the foregoing, all costs and

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expenses (i) incurred by brokers and dealers (including yourselves), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material and any Other Material to their customers, (ii) incident to the preparation, issuance, execution and delivery of the Offeror Notes to be delivered in connection with the Exchange Offers, (iii) incident to the preparation, printing and filing under the Act of the Registration Statement and the Prospectus and any other Exchange Offer Materials or Other Materials (including all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Offeror Notes under the laws of such jurisdictions as you may reasonably designate (including fees and disbursements of your counsel), (v) in connection with the preparation and printing (including word processing and duplication costs) and delivery of all Exchange Offer Material and any Other Material (including this letter agreement and any preliminary and supplemental Blue Sky memoranda), including mailing and shipping, as herein provided, (vi) incident to the appointment of the Exchange Agent and the Information Agent, including the fees and expenses of the Exchange Agent and the Information Agent,
(vii) relating to advertising and (viii) constituting applicable transfer taxes payable in connection with the Exchange Offers and the transactions contemplated thereby; provided, however, that the Offeror shall only be required to reimburse you for your reasonable out-of-pocket expenses incurred in connection with the foregoing. The Offeror shall reimburse you for all reasonable out-of-pocket expenses incurred in connection with your services under this letter agreement including, without limitation, the reasonable fees and disbursements of your counsel and any expenses incurred as a result of presenting testimony or evidence, or preparing to present testimony or evidence in connection with any court or government proceeding arising out of or related to any of the Exchange Offers.

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                  4. Certain Representations and Warranties by the Offeror. The
Offeror represents and warrants to you that:

                  (a) A registration statement on Form S-4 (Registration No. 333-77064) (the "Initial Registration Statement") in respect of the Offeror Notes has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than (i) the documents incorporated by reference in the prospectus included therein (which have heretofore been delivered to you), (ii) the exhibits to such registration statement and such documents and (iii) any prospectuses filed pursuant to Rule 424(b) under the Act (which have heretofore been delivered to you), no document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is herein called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement, including all exhibits (but excluding the Form T-1), annexes and schedules thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 2(b) hereof and (ii) the documents incorporated by reference into the prospectus contained in the Initial Registration Statement at the time such part of the registration statement

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became effective, each as amended at the time such part of the registration statement became effective, is herein collectively called the "Registration Statement"; such final prospectus, in the form included in the Registration Statement at the time it became effective or first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the relevant item or items of Form S-4 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference into such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Offeror filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement;


                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material

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fact or omitted to state a material fact required to be
stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) The Registration Statement conforms, and the Prospectus, any further amendments or supplements to the Registration Statement or the Prospectus, the Exchange Offer Material and any Other Material will conform, in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the "Trust Indenture Act"), as applicable, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the date of first use as to any other Exchange Offer Material or Other Material, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (e) Neither the Offeror nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or

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supplemented, except for losses or interferences that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Offeror and its subsidiaries considered as one enterprise (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Prospectus as amended or supplemented, there has not been any change in the share capital or capital stock (other than pursuant to any employee benefit plans of the Offeror) or increase in long-term debt of the Offeror or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that, to the best knowledge of the Offeror, would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented;

                  (f) The Offeror has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Offeror listed on Exhibit A hereto has been duly organized, is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization;

                  (g) The Offeror has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of the Offeror have been duly and validly authorized and issued and are fully paid and non-assessable;

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                  (h) The Offeror Notes have been duly authorized and, when
issued and delivered in exchange for the R&B Falcon Notes pursuant to this letter agreement and the Exchange Offer Material, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Offeror entitled to the benefits provided by the indenture, dated April 15, 1997 (the "Original Offeror Indenture"), between Transocean Offshore Inc., the predecessor to the Offeror, and Texas Commerce Bank National Association, the predecessor to The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture thereto, dated April 15, 1997, May 14, 1999, May 24, 2000 and May 11, 2001, respectively (the Original Offeror Indenture as so amended and supplemented, the "Offeror Indenture"), under which they are to be issued; each of the Offeror Indenture and the Agreement of Resignation, Appointment and Acceptance, dated January 15, 2002, among the Offeror, JPMorgan Chase Bank and The Bank of New York (the "Trustee Agreement") has been duly authorized, executed and delivered by the Offeror and the Trustee, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; and the Offeror Notes will conform, and the Offeror Indenture conforms, in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;


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                  (i) The making and consummation of the Exchange Offers, the issue and sale of the Offeror Notes and the compliance by the Offeror with all of the provisions of the Offeror Notes, the Offeror Indenture and this letter agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligations under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Offeror or any of its subsidiaries is a party or by which the Offeror or any of its subsidiaries is bound or to which any of the property or assets of the Offeror or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of the Offeror or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Offeror or any of its subsidiaries or any of their properties, except, in each case other than with respect to such Memorandum and Articles of Association, for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the Offeror's ability to perform its obligations hereunder or under the Exchange Offer Material, the Offeror Notes or the Offeror Indenture; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for any of the foregoing actions, except for such consents, approvals, authorizations, registrations or qualifications as (i) have been obtained (including registration under the Act) or (ii) may be required under state securities or Blue Sky laws in connection with the distribution of the Offeror Notes pursuant to the Exchange Offers;

                  (j) Neither the Offeror nor any of its subsidiaries is in violation of its Memorandum and Articles of Association or its Certificate of Incorporation or By-laws, as

                                      -16-
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the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (k) The statements set forth in the Prospectus as amended or supplemented under the caption "Description of the Transocean Sedco Forex Notes", insofar as they purport to constitute a summary of the terms of the Offeror Notes, and under the captions "Description of Differences between the R&B Falcon Notes and the Transocean Sedco Forex Notes", "The Proposed Amendments", "Description of the Transocean Sedco Forex Notes", "Material U.S. Federal Income Tax Consequences" and "Cayman Islands Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (l) Other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Offeror or any of its subsidiaries is a party or of which any property of the Offeror or any of its subsidiaries is the subject which, if determined adversely to the Offeror or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Offeror's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (m) The Offeror is not, and after giving effect to the offering and sale of the Offeror Notes and the consummation of the Exchange Offers, will not be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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                  (n) The Offeror has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offers and the execution, delivery and performance of this letter agreement; and this letter agreement has been duly executed and delivered by the Offeror and constitutes a valid and binding agreement of the Offeror;

                  (o) R&B Falcon has duly taken all necessary corporate action to authorize (i) the execution and delivery of the supplemental indentures to the R&B Falcon Indentures as contemplated by the Exchange Offers and (ii) the performance of the R&B Falcon Indentures as so supplemented. Assuming satisfaction of the Consent Condition (as defined in the Prospectus) and the due authorization, execution and delivery of such supplemental indentures by the trustee thereunder, upon the due execution and delivery thereof by R&B Falcon, each of the R&B Falcon Indentures as supplemented will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought;

                  (p) The execution and delivery of the supplements to the R&B Falcon Indentures as contemplated by the Exchange Offers and the performance by R&B Falcon of its obligations under the R&B Falcon Indentures as so supplemented will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligations under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which R&B Falcon or any of its subsidiaries is a party or by which R&B Falcon or any of its subsidiaries is bound or to which any of the property or assets of R&B

Falcon or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of R&B Falcon or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over R&B Falcon or any of its subsidiaries or any of their properties, except, in each case other than with respect to such Certificate of Incorporation or By-laws, for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and would not impair R&B Falcon's ability to perform its obligations under the R&B Falcon Notes or the R&B Falcon Indentures; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for any of the foregoing actions, except for such consents, approvals, authorizations, registrations or qualifications as (i) have been obtained (including registration under the Act) or (ii) may be required under state securities or Blue Sky laws in connection with the distribution of the Offeror Notes pursuant to the Exchange Offers;

                  (q) Since the end of its latest fiscal year, the Offeror has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act;

                  (r) To the knowledge of the Offeror, each of Ernst & Young LLP, PricewaterhouseCoopers LLP and Arthur Andersen LLP, who have certified certain financial statements of the Offeror or its subsidiaries, are independent public accountants as required by the Act; and

                  (s) Within two business days after the Commencement Date, the Offeror will have made appropriate arrangements, to the extent applicable, with The

Depository Trust Company and any other "qualified" registered securities depository to allow for the book-entry movement of tendered R&B Falcon Notes between depository participants and the Exchange Agent.

                  5. Conditions of Obligations. Your obligation to act as Dealer Managers hereunder shall at all times be subject, in your discretion, to the condition that all representations and warranties and other statements of the Offeror herein are as of the date of this letter agreement, and at all times during the Exchange Offers (including on each Acceptance Date), true and correct, the condition that the Offeror shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been either (i) filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act in accordance with Section 2(b) hereof or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) On the Commencement Date and each Acceptance Date, Sullivan & Cromwell, your counsel, shall have furnished to you, as Dealer Managers, such opinion or opinions, dated the respective date of delivery thereof, with respect to the matters covered in paragraphs (i), (ii), (ix) and
(x) and the third to last paragraph of subsection (d) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) On the Commencement Date and each Acceptance Date, Walkers, special Cayman Islands counsel to the Offeror, shall have furnished to you their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect that:

                  (i) The Offeror has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                  (ii) The Offeror has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of the Offeror have been duly and validly authorized;

                  (iii) The making and consummation of the Exchange Offers have been duly authorized by the Offeror; and each of this letter agreement, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture to the Original Offeror Indenture and the Trustee Agreement have been duly authorized by the Offeror, and assuming its due execution and delivery by the Offeror insofar as such matters are governed by New York law, will be duly executed and delivered by the Offeror;

                  (iv) The Offeror Notes have been duly authorized by the Offeror,

                  (v) The making and consummation of the Exchange Offers, the issue and sale of the Offeror Notes and the compliance by the Offeror with all of the provisions of the Offeror Notes, the Offeror Indenture and this letter agreement and the consummation of the transactions contemplated herein will not result in any violation of the Memorandum and Articles of Association of the Offeror or any statute or any order, rule or regulation of any court or governmental agency or body in the Cayman Islands having jurisdiction over the Offeror or any of its subsidiaries or any of their properties;

                  (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in the Cayman Islands is required for the consummation by the Offeror of the Exchange Offers or the transactions contemplated by this letter agreement; and

                  (vii) The statements set forth in the Prospectus as amended or supplemented under the caption "Cayman Islands Tax Consequences", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (d) On the Commencement Date and each Acceptance Date, Baker Botts L.L.P., United States counsel for the Offeror, shall have furnished to you their written opinion, dated the respective date of delivery thereof in form and substance satisfactory to you, to the effect that:

                  (i) Each of the Original Offeror Indenture and the First Supplemental Indenture thereto has been duly authorized, executed and delivered by Transocean Offshore Inc., a Delaware corporation; each of the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture to the Original Offeror Indenture and the Trustee Agreement, assuming its due authorization, and further assuming its due execution and delivery by the Offeror insofar as such matters are governed by Cayman Islands law, has been duly executed and delivered by the Offeror; and the Offeror Indenture and the Trustee Agreement, assuming the due authorization, execution and delivery thereof by the trustee thereunder, further assuming the due authorization of the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Trustee Agreement by the Offeror, and further assuming the due execution and delivery of the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Trustee Agreement by the Offeror insofar as such matters are governed by Cayman Islands law, constitutes a valid and legally binding agreement of the Offeror, enforceable against the Offeror in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; and the Offeror Indenture has been duly qualified under the Trust Indenture Act;

                  (ii) The Offeror Notes, when duly executed, authenticated in accordance with the Indenture and delivered as contemplated in this letter agreement and the Exchange Offer Material, assuming their due authorization, will constitute valid and legally binding obligations of the Offeror, enforceable against the Offeror in accordance with their terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; and the Offeror Indenture conforms, and when the Offeror Notes have been duly executed, authenticated, issued and delivered pursuant to the Offeror Indenture they will conform, in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                  (iii) This letter agreement, assuming its due authorization, and further assuming its due execution and delivery by the Offeror insofar as such matters are governed by Cayman Islands law, has been duly executed and delivered by the Offeror;

                  (iv) The making and consummation of the Exchange Offers, the issue and sale of the Offeror Notes and the compliance by the Offeror with all of the provisions of the Offeror Notes, the Offeror Indenture and this letter agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms of, or constitute a default or result in the acceleration of any obligations under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is included as an exhibit to the Offeror's Annual Report on Form 10-K for the year ended December 31, 2000, nor will such actions result in any violation of any statute, rule or regulation or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Offeror or any of its subsidiaries or any of their properties, except for any such conflict, breach, violation, default or acceleration which would not, individually or in the aggregate, have a Material Adverse Effect and could not reasonably be expected to adversely affect the Offeror's ability to perform its obligations hereunder or under the Exchange Offer Material, the Offeror Notes or the Offeror Indenture (it being understood that for purposes of this opinion, such counsel shall not be required to pass upon compliance with respect to antifraud or similar provisions of any law, rule or regulation);

                  (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body which, to the best of such counsel's knowledge, has jurisdiction over the Offeror or any of its subsidiaries or any of their properties is required under the laws of the State of New York or the State of Texas for the consummation of the Exchange Offers, the consummation by the Offeror of the transactions contemplated by this letter agreement or the Offeror Indenture, the execution and delivery of the supplements to the R&B Falcon Indentures as contemplated by the Exchange Offers and the performance by R&B Falcon of the R&B Falcon Indentures as so supplemented, except for such consents, approvals, authorizations, registrations or qualifications as (i) have been obtained (including registration under the Act) or (ii) may be required under state securities or Blue Sky laws in connection with the distribution of the Offeror Notes pursuant to the Exchange Offers;

                  (vi) R&B Falcon has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;


                  (vii) The execution and delivery by R&B Falcon of the supplemental indentures to the R&B Falcon Indentures as contemplated by the Exchange Offers have been duly authorized, and assuming satisfaction of the Consent Condition and the due execution and delivery thereof by R&B Falcon, and further assuming the due authorization, execution and delivery thereof by the trustee thereunder, each of the R&B Falcon Indentures as supplemented will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought;

                  (viii) The execution and delivery of the supplements to the R&B Falcon Indentures as contemplated by the Exchange Offers and the performance by R&B Falcon of its obligations under the R&B Falcon Indentures as so supplemented will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of R&B Falcon or any statute, rule or regulation or any order known to such counsel of any court or governmental agency or body having jurisdiction over R&B Falcon or any of its subsidiaries or any of their properties, except, in each case other than with respect to such Certificate of Incorporation or By-laws, for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and could not reasonably be expected to adversely affect R&B Falcon's ability to perform its obligations under the R&B Falcon Notes or the R&B Falcon Indentures (it being understood that for purposes of this opinion, such counsel shall not be required to pass upon compliance with respect to antifraud or similar provisions of any law, rule or regulation); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required under the laws of the State of New York or the State of Texas for any of the foregoing actions, except for such consents, approvals, authorizations, registrations or qualifications as (i) have been obtained (including registration under the Act) or (ii) may be required under state securities or Blue Sky laws in connection with the distribution of the Offeror Notes pursuant to the Exchange Offers;

                  (ix) The statements set forth in the Prospectus as amended or supplemented under the caption "Description of the Transocean Sedco Forex Notes", insofar as they purport to constitute a summary of the terms of the Offeror Notes, and under the captions "Description of Differences between the R&B Falcon Notes and the Transocean Sedco Forex Notes", "The Proposed Amendments", "Description of the Transocean Sedco Forex Notes" and "Material U.S. Federal Income Tax Consequences", insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate in all material respects;

                  (x) The Offeror is not, and after giving effect to the offering and sale of the Offeror Notes and the consummation of the Exchange Offers, will not be, an "investment company", as such term is defined in the Investment Company Act; and

                  (xi) The Registration Statement, Prospectus, any further amendments and supplements to the Registration Statement or the Prospectus made by the Offeror prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act, as applicable.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Offeror, representatives of independent public accountants for the Offeror and with representatives of and counsel for the Dealer Managers, at which the contents of the Registration Statement and the Prospectus as amended or supplemented and related matters were discussed, and although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus as amended or supplemented (except for those referred to in the opinion in subsection (ix) of this Section 5(d)) or the Exchange Offer Material, on the basis of the foregoing (relying as to materiality to a certain extent upon statements of officers and other representatives of the Offeror), no facts have come to such counsel's attention that would lead such counsel to believe (i) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Offeror prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, or the exhibits thereto, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Offeror prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that, as of its date, any other Exchange Offer Material (when read together with the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In such opinion, phrases such as "to the best of such counsel's knowledge", "known to such counsel" and those with equivalent wording shall refer to the conscious awareness of information by the lawyers who have prepared the opinion, signed the opinion or been actively involved in assisting or advising the Offeror in connection with the preparation of the Prospectus as amended or supplemented or related documents. Such counsel may rely as to matters of Cayman Islands law upon the opinion of Walkers furnished pursuant to
Section 5(c) of this letter agreement.

                  Such counsel may limit the foregoing opinions in all respects to the laws of the State of Texas and the State of New York, the General Corporation Law of the State of Delaware and applicable Federal law, in each case as in effect on the date of such opinions;


                  (e) On the Commencement Date and each Acceptance Date, Eric B. Brown, Senior Vice President and General Counsel of the Offeror, shall have furnished to you his written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect that:

                  (i) To the best of such counsel's knowledge, neither the Offeror nor any of its subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any such defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Offeror or any of its subsidiaries is a party or of which any property of the Offeror or any of its subsidiaries is the subject which, if determined adversely to the Offeror or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (iii) The making and consummation of the Exchange Offers, issue and sale of the Offeror Notes and the compliance by the Offeror with all of the provisions of the Offeror Notes, the Offeror Indenture and this letter agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligations under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel (after reasonable inquiry) to which the Offeror or any of its subsidiaries is a party or by which the Offeror or any of its subsidiaries is bound or to which any of the property or assets of the Offeror or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and would not impair the Offeror's ability to perform its obligations here\under or under the Exchange Offer Material, the Offeror Notes or the Offeror Indenture;

                  (iv) The execution and delivery of the supplements to the R&B Falcon Indentures as contemplated by the Exchange Offers and the performance by R&B Falcon of the R&B Falcon Indentures as so supplemented will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligations under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel (after reasonable inquiry), to which R&B Falcon or any of its subsidiaries is a party or by which R&B Falcon or any of its subsidiaries is bound or to which any of the property or assets of R&B Falcon or any of its subsidiaries is subject, except for any such conflict, breach, violation, default or acceleration, which would not, individually or in the aggregate, have a Material Adverse Effect and would not impair R&B Falcon's ability to perform its obligations under the R&B Falcon Notes or the R&B Falcon Indentures;

                  (v) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel has not been asked to comment), when they were filed with the Commission appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Offeror, representatives of independent public accountants for the Offeror and with representatives of and counsel for the Dealer Managers, at which the contents of the Registration Statement and the Prospectus as amended or supplemented and related matters were discussed, and although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus as amended or supplemented or the Exchange Offer Material, on the basis of the foregoing (relying as to materiality to a certain extent upon statements of officers and other representatives of the Offeror), no facts have come to such counsel's attention that would lead such counsel to believe (i) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Offeror prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, or the exhibits thereto, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Offeror prior to the date of such opinion (other than the financial statements and schedules, the notes thereto and the auditors' report thereon and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that, as of its date, any other Exchange Offer Material (when read together with the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

                  Such counsel may rely as to matters of Cayman Islands law upon the opinion of Walkers furnished pursuant to Section 5(c) of this letter agreement. Such counsel may limit the foregoing opinions in all respects to the laws of the State of Texas and applicable Federal law, in each case as in effect on the date of such opinions;

                  (f) On the Commencement Date and each Acceptance Date, each of Ernst & Young LLP, PricewaterhouseCoopers LLP and Arthur Andersen LLP shall have furnished to you a letter, dated the respective date of delivery thereof, substantially in the form attached hereto as Annex I-A, I-B or I-C, respectively;

                  (g) (i) Neither the Offeror nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would, individually or in the aggregate, have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have been any change in the share capital or capital stock (other than pursuant to any employee benefit plans of the Offeror) or increase in long-term debt of the Offeror or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Dealer Managers so material and adverse as to make it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of Offeror Notes on the terms and in the manner contemplated in the Exchange Offer Material;

                  (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Offeror's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Offeror's debt securities;

                  (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Offeror's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any adverse change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clauses (iv) and (v) in the reasonable judgment of the Dealer Managers makes it impracticable or inadvisable to proceed with any of the Exchange Offers or the delivery of the Offeror Notes on the terms and in the manner contemplated in the Exchange Offer Material or Other Material; and

                  (j) On each of the Commencement Date and the Acceptance Date, the Offeror shall have furnished or caused to be furnished to you a certificate or certificates of officers of the Offeror satisfactory to you as to the accuracy of the representations and warranties of the Offeror herein at and as of such date, as to the performance by the Offeror of all of its obligations hereunder to be performed at or prior to such date, as to the matters set forth in subsections (a) and (g) of this Section 5 and as to such other matters as you may reasonably request.

                  6. Indemnification and Contribution.

                  (a) The Offeror agrees: (i) to indemnify and hold you harmless against any and all losses, damages, liabilities or claims (or actions in respect thereof) (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or any Other Material, including the Registration Statement or the Prospectus, or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) that arise out of or are based upon any breach by the Offeror of any representation or warranty or failure by the Offeror to comply with any obligation set forth herein or (C) that arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure to make or consummate the Exchange Offers; and (ii) to indemnify and hold you harmless against any and all other losses, damages, liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against you by any person, including shareholders of the Offeror, in connection with or as a result of your acting as Dealer Managers or rendering financial advisory services in connection with the Exchange Offers or that arise in connection with any other matter referred to in this letter agreement and without regard to your exclusive or contributory negligence, except to the extent that such losses, damages, liabilities or claims referred to in this clause (ii) results from your gross negligence or bad faith in performing the services that are the subject of this letter agreement. The Offeror further agrees, in the event that you become involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Offeror, in connection with any matter referred to in this letter agreement, periodically to reimburse you for your reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Offeror also agrees that neither you nor any of your affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any), as the case may be, of you or any such affiliates, shall have any liability, based on your or their exclusive or contributory negligence or otherwise, to the Offeror or R&B Falcon or any person asserting claims on behalf of or in right of any of the Offeror or R&B Falcon for or in connection with any matter referred to in this letter agreement, except to the extent that any loss, damage, expense, liability or claim incurred by the Offeror or R&B Falcon results from your gross negligence or bad faith in performing the services that are the subject of this letter agreement.

                  (b) Promptly after receipt by you of notice of your involvement in any action, proceeding or investigation, you shall, if a claim in respect thereof is to be made against the Offeror under subsection (a) of this
Section 6, notify the Offeror in writing of such involvement, but the failure so to notify the Offeror shall not relieve the Offeror from any liability which it may otherwise have to you under subsection (a) of this Section 6, except to the extent that the Offeror suffers actual prejudice as a result of such failure, and in no event shall such failure relieve the Offeror from any obligation to provide reimbursement and contribution to you other than under subsection (a) of this Section 6 (except to the extent expressly provided otherwise in subsection
(c) of this Section 6). In the event that any such action, proceeding or investigation is brought against or otherwise involves you and you notify the Offeror of the commencement thereof or your involvement therein, the Offeror shall be entitled to participate therein or, at the option of the Offeror, assume the defense thereof, with counsel reasonably satisfactory to you. Upon assumption by the Offeror of the defense of such action, proceeding or investigation, you shall have the right to participate in such action, proceeding or investigation and to retain your own counsel, but the Offeror shall not be liable to you under this subsection (b) for any reasonable legal fees and out-of-pocket expenses of other counsel subsequently incurred by you in connection with the defense thereof unless (i) the Offeror has agreed to pay such expenses, (ii) the Offeror has failed to employ counsel reasonably satisfactory to you in a timely manner or (iii) you have been advised by counsel that there are actual or potential conflicting interests between the Offeror and you, including situations in which there are one or more legal defenses available to you that are different from or additional to those available to the Offeror; provided that the Offeror shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for any legal fees and expenses of more than one separate counsel retained by you at any time, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding. The Offeror shall not consent to any compromise or settlement of any such action, proceeding or investigation involving you without your prior consent, unless such compromise or settlement (i) unconditionally releases you from all liability arising out of such action, proceeding or investigation and (ii) does not include a statement as to or an admission of your fault, culpability or failure to act.

                  (c) If for any reason the indemnification provided for in subsection (a) of this Section 6 is unavailable or insufficient to hold you harmless, then, except to the extent (but only to the extent) that the Offeror suffers actual prejudice as a result of any failure by you to notify the Offeror of any action, proceeding or investigation as contemplated by the first sentence of subsection (b) of this Section 6, the Offeror shall contribute to the amount paid or payable by you as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to in subsection (a) of this
Section 6 in such proportion as is appropriate to reflect the relative benefits of the Offeror on the one hand and you on the other hand in the matters contemplated by this letter agreement as well as the relative fault of the Offeror on the one hand and you on the other hand with respect to such loss, damage, expense, liability or claim (or action in respect thereof) and any other relevant equitable considerations. The relative benefits of the Offeror on the one hand and you on the other hand in the matters contemplated by this letter agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Offeror to acquire R&B Falcon Notes pursuant to the Exchange Offers bears to the maximum aggregate fee proposed to be paid to you pursuant to Section 3 of this letter agreement as a result of such acquisition of R&B Falcon Notes. The relative fault of the Offeror on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Offeror or its respective affiliates on the one hand or you on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offeror and you agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (c).

                  (d) The agreements contained in Section 3 and in this Section 6 and in Section 7, and the representations and warranties of the Offeror set forth in Section 4, shall survive any termination or cancellation of this letter agreement, any completion of the engagement provided by this letter agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any termination or expiration of the Exchange Offers and any acquisition of R&B Falcon Notes, whether pursuant to the Exchange Offers or otherwise.

                  (e) The reimbursement, indemnity and contribution obligations of the Offeror under this Section 6 shall be in addition to any liability that the Offeror may otherwise have, shall extend upon the same terms and conditions to your affiliates and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of you and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Offeror, you, any such affiliate and any such other person referred to above.

                  7. Miscellaneous.

                  (a) This letter agreement is made solely for the benefit of you, the Offeror and any partner, director, officer, agent, employee, affiliate or controlling person referred to in Section 6 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall acquire or have any right under or by virtue of this letter agreement. Neither of the parties hereto will assign this letter agreement without the prior written consent of the other party.

                  (b) Except as otherwise expressly provided in this letter agreement, whenever notice is required by the provisions of this letter agreement to be given to (i) the Offeror, such notice shall be in writing addressed to the Offeror, at its office at 4 Greenway Plaza, Houston, Texas 77046, Attention: General Counsel; and (ii) you, such notice shall be in writing addressed to you, at the address indicated on the first page hereof.

                  (c) This letter agreement supersedes all prior agreements, understandings and negotiations with respect to your acting as Dealer Managers of the Exchange Offers. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (d) The descriptive headings contained in this letter agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this letter agreement.

                  (e) In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

                  (f) None of the provisions of this letter agreement may be amended or waived except by an agreement in writing signed by each party to be bound thereby.

                  (g) Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either your engagement or any matter referred to in this letter agreement is hereby waived by the parties hereto.

                  (h) The Offeror agrees that any suit, action or proceeding arising out of or relating to this letter agreement or the Exchange Offer Material will be tried exclusively in the United States District Court for the Southern District of New York, or, if that court does not have subject matter jurisdiction, in any state court located in The City of New York and the Offeror agrees to submit to the jurisdiction of, and venue in, such courts. The Offeror irrevocably waives, to the full extent permitted by law, any objection that it may have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Offeror represents and warrants that it has irrevocably appointed CT Corporation System as its agent to accept and acknowledge on its behalf service of any and all process that may be served in any such suit, action or proceeding in any court sitting in New York City.

                  (i) Except as provided in Section 6(d) hereof, this letter agreement shall terminate upon the earliest to occur of (i) the consummation of the Exchange Offers, (ii) the earliest date on which the Dealer Managers shall have given notice to the Offeror that any of the conditions specified in Section 5 have not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 5 and (iii) the date on which the Offeror terminates or withdraws all of the Exchange Offers.

                  (j) This letter agreement may be executed in any number of separate counterparts, each of which will be an original, but all such counterparts shall together constitute one and the same agreement.

                  Please sign and return to us a duplicate of this letter agreement, whereupon it will become a binding agreement.


                                      Very truly yours,

                                      TRANSOCEAN SEDCO FOREX INC.



                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:




The undersigned hereby
confirm that the foregoing
letter agreement, as of the
date thereof, correctly
sets forth the agreement
between the Offeror
and the undersigned.



---------------------------------
        (Goldman, Sachs & Co.)

                                                                       Exhibit A

                              LIST OF SUBSIDIARIES






COMPANY NAME                                              JURISDICTION
------------                                              ------------
Transocean Offshore Deepwater Drilling Inc.               Delaware
Transocean Offshore International Ventures Ltd.           Cayman Islands
Sedco Forex Holdings Ltd.                                 British Virgin Islands
Sedco Forex International Inc.                            Panama
Transocean Holdings Inc.                                  Delaware
R&B Falcon Corporation                                    Delaware
R&B Falcon Drilling (International & Deepwater) Inc.      Delaware
R&B Falcon Drilling Co.                                   Oklahoma
Cliffs Drilling Company                                   Delaware

                                                                       ANNEX I-A



                   DESCRIPTION OF COMFORT LETTER

                                                                       ANNEX I-B



                          DESCRIPTION OF COMFORT LETTER

                                                                       ANNEX I-C



                          DESCRIPTION OF COMFORT LETTER